Kraton Corporation First Quarter 2019 Earnings Presentation April 25, 2019

Disclaimers Forward Looking Statements Some of the statements and information in this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This presentation includes forward-looking statements that reflect our plans, beliefs, expectations, and current views with respect to, among other things, future events and financial performance. Forward-looking statements are often identified by words such as “outlook,” “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans”, “on track” “on trend”, or “anticipates,” or by discussions of strategy, plans or intentions, including all matters described on the slide titled “2019 Modeling Assumptions” and our expectations for targeted debt reduction. All forward-looking statements in this presentation are made based on management's current expectations and estimates, which involve known and unknown risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in our latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in our other filings with the Securities and Exchange Commission, and include, but are not limited to, risks related to: Kraton's ability to repay its indebtedness; Kraton's reliance on third parties for the provision of significant operating and other services; conditions in the global economy and capital markets; fluctuations in raw material costs; limitations in the availability of raw materials; competition in Kraton's end-use markets; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update such information in light of new information or future events. Kraton First Quarter 2019 Earnings Call 2

Disclaimers GAAP Disclaimer This presentation includes the use of non-GAAP financial measures, as defined below. Tables included in this presentation reconcile each of these non-GAAP financial measures with the most directly comparable GAAP financial measure. For additional information on the impact of the spread between the FIFO basis of accounting and estimated current replacement cost (ECRC), see our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. We consider these non-GAAP financial measures to be important supplemental measures in the evaluation of our absolute and relative performance. However, we caution that these non-GAAP financial measures have limitations as analytical tools and may vary substantially from other measures of our performance. You should not consider them in isolation, or as a substitute for analysis of our results under GAAP in the United States. EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin: For our consolidated results, EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. For each reporting segment, EBITDA represents operating income before depreciation and amortization, disposition and exit of business activities and earnings of unconsolidated joint ventures. Among other limitations, EBITDA does not: reflect the significant interest expense on our debt or reflect the significant depreciation and amortization expense associated with our long-lived assets; and EBITDA included herein should not be used for purposes of assessing compliance or non-compliance with financial covenants under our debt agreements since it calculation differs in such agreements. Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. As an analytical tool, Adjusted EBITDA is subject to all the limitations applicable to EBITDA. We prepare Adjusted EBITDA by eliminating from EBITDA the impact of a number of items we do not consider indicative of our on-going performance but you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, due to volatility in raw material prices, Adjusted EBITDA may, and often does, vary substantially from EBITDA and other performance measures, including net income calculated in accordance with U.S. GAAP. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue (for each reporting segment or on a consolidated bases, as applicable). Adjusted Gross Profit and Adjusted Gross Profit Per Ton: We define Adjusted Gross Profit Per Ton as Adjusted Gross Profit divided by total sales volume (for each reporting segment or on a consolidated basis, as applicable). We define Adjusted Gross Profit as gross profit excluding certain charges and expenses. Adjusted Gross Profit is limited because it often varies substantially from gross profit calculated in accordance with U.S. GAAP due to volatility in raw material prices. Certain amounts reported in the prior periods have been reclassified to conform to the current reporting presentation. Adjusted Diluted Earnings Per Share: Adjusted Diluted Earnings Per Share is Diluted Earnings (Loss) Per Share excluding the impact of a number of non-recurring items we do not consider indicative of our on-going performance. Net Debt and Consolidated Net Debt: Net debt for Kraton is total debt (excluding debt of KFPC due to its own capital structure) less cash and cash equivalents. Consolidated net debt is Kraton net debt plus debt of Kraton Formosa Polymers (KFPC) joint venture less KFPC’s cash and cash equivalents. Management believes that net debt is useful to investors in determining our leverage since we could choose to use cash and cash equivalents to satisfy our debt obligations. Consolidated Net Debt, as adjusted for foreign exchange impact accounts for the FX effect on the Euro Tranche of our Term Loan. Consolidated Net Debt Leverage Ratio: The consolidated net debt leverage ratio is defined as consolidated net debt as of the balance sheet date divided by Adjusted EBITDA for the twelve months then ended. Our use of this term may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. Disclaimers Kraton First Quarter 2019 Earnings Call 3

First Quarter 2019 Summary GAAP results ▪ Net income attributable to Kraton: Q1 2019 - $12.7 million ▪ Chemical segment operating income: Q1 2019 - $25.9 million ▪ Polymer segment operating income: Q1 2019 - $9.3 million Q1 2019 Adjusted EBITDA(1) of $89.4 million, up 1% vs. Q1 2018 ▪ Adjusted EBITDA margin(2) of 19.6%, or 19.2% adjusted for lost revenue associated with Hurricane Michael Polymer segment Adjusted EBITDA(1) of $48.2 million, up 7.6% vs. Q1 2018 ▪ Specialty Polymer sales down vs. Q1 2018, reflecting lower sales into lubricant additive applications and weaker demand in China and broader Asia ▪ CariflexTM sales volume up 5% vs. Q1 2018 ▪ Adjusted EBITDA margin(2) of 18.4%, up 290 basis point vs. Q1 2018 Chemical segment Adjusted EBITDA(1) of $41.3 million, down 5.9% million vs. Q1 2018 ▪ Restored full operational capability at Panama City, Florida site, working toward full production volumes * Recognized $5.9 million gain on insurance proceeds in Q1 2019 associated with lost revenue (Hurricane Michael) ▪ Adjusted EBITDA(1) decrease largely driven by lower sales of rosin and related derivatives resulting in less favorable sales mix vs. Q1 2018 ▪ Adjusted EBITDA margin(2) of 21.1%, or 20.2% adjusted for lost revenue associated with Hurricane Michael Expect full-year 2019 reduction in consolidated net debt, adjusted for FX(1) of $170-$190 million(3) (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. (2) Defined as Adjusted EBITDA as a percentage of revenue. (3) We have not reconciled consolidated net debt guidance to debt due to high variability and difficulty in making accurate forecasts and projections that are impacted by future decisions and actions. The actual amount of such reconciling items will have a significant impact if they were included in our consolidated net debt. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding U.S. GAAP measures is not available without unreasonable effort. Kraton First Quarter 2019 Earnings Call 4

Polymer Segment First Quarter Results

	Three Months Ended March 31, 2019	2018	Change
	($ In millions, except per share amounts)		
Volume (kT)	73.8	77.6	(3.8)
Revenue	$ 261.1	$ 289.1	$ (28.0)
Operating income	$ 9.3	$ 32.8	$ (23.6)
Adjusted EBITDA[(1)]	$ 48.2	$ 44.8	$ 3.4
Adjusted EBITDA margin[(2)]	18.4%	15.5%	290 bps

Note: May not foot due to rounding.

Q1'19 vs. Q1'18

- Adjusted EBITDA[(1)] up $3.4 million or 7.6% vs. Q1'18
- Sales volume decreased 4.9% vs. Q1'18
  - Cariflex volume up 5% vs. on higher latex sales into surgical glove applications
  - Performance Products sales volume flat vs. Q1 2018 with Paving & Roofing volume up 6%, offset by lower sales of SIS into adhesive applications
  - Specialty Polymer sales volume down 20% reflecting lower sales into lubricant additives (inventory management by large customer), and weaker demand in China and broader Asia
- Adjusted Gross Profit[(1)] of $1,021 per ton in Q1'19, compared to $948 per ton in Q1'18

(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2) Defined as Adjusted EBITDA as a percentage of revenue.

Kraton First Quarter 2019 Earnings Call 5

Chemical Segment First Quarter Results

	Three Months Ended March 31,		
	2019	2018	Change
	($ In millions, except per share amounts)		
Volume (kT)	103.6	115.9	(12.3)
Revenue	$ 195.4	$ 213.3	$ (18.0)
Operating income	$ 25.9	$ 29.4	$ (3.5)
Adjusted EBITDA[(1)]	$ 41.3	$ 43.9	$ (2.6)
Adjusted EBITDA margin[(2)]	21.1%	20.6%	50 bps

Note: May not foot due to rounding.

Q1'19 vs. Q1'18

- Adjusted EBITDA[(1)] down 2.6 million or 5.9%
- Sales volume down 12.3 kilotons or 10.6%
  - Higher relative raw material sales in Q1'18
  - Excluding timing of raw material sales volume, "core" sales volume decreased 4.5%, reflecting lower CST and derivative sales associated with the impact of Hurricane Michael
- Pricing and margins for TOFA and TOFA derivatives continue to improve, global price increase announced March 1st.
- Adjusted EBITDA margin[(2)] of 21.1%. Adjusting for lost revenue resulting from the impact of Hurricane Michael, the Adjusted EBITDA margin[(2)] would be 20.2%

(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2) Defined as Adjusted EBITDA as a percentage of revenue.

Kraton First Quarter 2019 Earnings Call 6

Consolidated First Quarter Results Three Months Ended March 31, 2019 2018 Change ($ In millions, except per share amounts) Revenue $ 456.4 $ 502.4 $ (46.0) Net income (loss) attributable to Kraton $ 12.7 $ 22.1 $ (9.4) Diluted earnings (loss) per share $ 0.39 $ 0.68 $ (0.29) Operating income $ 35.1 $ 62.2 $ (27.0) Adjusted EBITDA(1) $ 89.4 $ 88.6 $ 0.8 Adjusted EBITDA margin(2)(3) 19.6% 17.6% 200 bps Adjusted diluted earnings per share(1) $ 0.88 $ 0.58 $ 0.30 Note: May not foot due to rounding. Operating Income Adjusted EBITDA $89.4 $88.6 $62.2 $41.3 $43.9 $35.1 $29.4 $25.9 $48.2 $44.8 $32.8 $9.3 Q1'19 Q1'18 Q1'19 Q1'18 Polymer Chemical Polymer Chemical (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. (2) Defined as Adjusted EBITDA as a percentage of revenue. (3) Accounting for lost sales associated with Hurricane Michael, Adjusted EBITDA margin would have been 19.2% for the three months ended March 31, 2019. Kraton First Quarter 2019 Earnings Call 7

2019 Debt Reduction March 31, 2019 December 31, 2018 (In millions) Kraton debt 1,444.7 1,441.6 Kraton cash 32.2 79.3 Kraton net debt 1,412.5 1,362.4 KFPC(1)(2) loans 120.1 125.5 KFPC(1) cash 5.0 6.6 KFPC(1) net debt 115.1 118.9 Consolidated net debt $ 1,527.6 $ 1,481.2 Effect of foreign currency on consolidated net debt 12.5 Consolidated net debt excluding effect of foreign currency $ 1,540.1 Note: May not foot due to rounding. Consolidated Net Debt $1,595 $1,528 $1,799 $1,715 $1,595 $1,481 $1,528 01/06/16 12/31/16 12/31/17 12/31/18 03/31/19 (1) This amount includes all of the indebtedness of our Kraton Formosa Polymers Corporation (KFPC) joint venture, located in Mailiao, Taiwan, which we own a 50% stake in and consolidate within our financial statements. (2) KFPC executed revolving credit facilities to provide funding for working capital requirements and/or general corporate purposes. These are in addition to the 5.5 billion NTD KFPC Loan Agreement. Kraton First Quarter 2019 Earnings Call 8

Appendix

2019 Modeling Assumptions(1) ($ In millions) Adjusted EBITDA (1) (3) $370 - $390 Non-cash compensation expense $10 Depreciation & amortization Approximately $130 Interest expense and cash interest Approximately $75 Effective tax rate - Adjusted (2) (Effective tax rate - GAAP - 15% - 20%) 20% - 25% Capex (includes capitalized interest) $110 Reduction in consolidated net debt(3) (4) $170 - $190 Note: Non-cash compensation expense is excluded in determining Adjusted EBITDA and included in determining Adjusted EPS. (1) Management's estimates. These estimates are forward-looking statements and speak only as of April 25, 2019. Management assumes no obligation to update or confirm these estimates in light of new information or future events. (2) Our effective tax rate is subject to variability arising from factors which include revisions associated with future guidance, assessment of U.S. tax reform and other discrete tax items, including the impact of uncertain tax reserves related to the closing of tax audits or expiration under various statutes of limitation. (3) We have not reconciled Adjusted EBITDA guidance to net income (loss) because we do not provide guidance for net income (loss) or for items that we do not consider indicative of our on-going performance, including, but not limited to, transaction costs and production downtime, as certain of these items are out of our control and/or cannot be reasonably predicted. We have not reconciled net debt guidance to debt due to high variability and difficulty in making accurate forecasts and projections that are impacted by future decisions and actions. The actual amount of such reconciling items will have a significant impact if they were included in our net debt. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort. (4) Excludes impact of activity under share repurchase authorization and the effects of foreign currency. Kraton First Quarter 2019 Earnings Call 10

Polymer – Revenue by Geography and End Use TTM March 31, 2019 Segment Revenue by Geography Segment Revenue by End Use Other 15% Medical 17% Asia Pacific 28% Roofing Americas 9% Industrial 39% 8% Adhsv & Coatings 6% Paving 22% Consumer EMEA Personal Care 3% 33% 10% Polymod Lubricant 3% Additives 7% Kraton First Quarter 2019 Earnings Call 11

Polymer – Revenue by Geography and Product Group TTM March 31, 2019 CARIFLEX SPECIALTY POLYMERS PERFORMANCE PRODUCTS EMEA Asia Pacific 6% Americas 7% 2% Asia Pacific 32% Americas Americas 46% 46% EMEA Asia Pacific 47% 92% EMEA 22% Revenue by Geography Pkg & Indust Adhsv Other Consumer 1% Industrial Industrial 2% 6% Adhsv & Coatings 7% 6% 5% Cable Gels Other 5% Personal Other Pkg & Indust 10% Care 29% Adhsv 5% 8% Paving Industrial 42% 6% Medical Medical Roofing Lubricant 92% 10% 18% Personal Additives Polymod Care 22% 10% 16% Revenue by Product Group Kraton First Quarter 2019 Earnings Call 12

Chemical – Revenue by Geography and Product Group TTM March 31, 2019 ADHESIVES PERFORMANCE CHEMICALS TIRES 35% of TTM Revenue 59% of TTM Revenue 6% of TTM Revenue Asia Pacific 11% Asia Pacific 15% Americas Asia Pacific 17% Americas 34% EMEA Americas 43% 33% 56% EMEA 42% EMEA 49% Chemical Segment Revenue Asia Pacific 15% Americas 46% EMEA 39% Kraton First Quarter 2019 Earnings Call 13

Polymer Reconciliation of Gross Profit to Adjusted Gross Profit Three Months Three Months Ended March 31, Ended March 31, 2019 2018 (In thousands) Gross profit $ 53,886 $ 81,431 Add (deduct): Non-cash compensation expense 199 174 Spread between FIFO and ECRC 21,215 (8,116) Adjusted gross profit (non-GAAP) $ 75,300 $ 73,489 Sales volume (kilotons) 73.8 77.6 Adjusted gross profit per ton $ 1,021 $ 948 Kraton First Quarter 2019 Earnings Call 14

Reconciliation of Net Income to Operating Income to Non-GAAP Financial Measures

	Three Months Ended March 31, 2019			Three Months Ended March 31, 2018		
	Polymer	Chemical	Total	Polymer	Chemical	Total
	(In thousands)					
Net income attributable to Kraton			$ 12,668			$ 22,072
Net income (loss) attributable to noncontrolling interest			944			(11)
Consolidated net income			13,612			22,061
Add (deduct):						
Income tax expense			2,654			2,251
Interest expense, net			18,941			29,276
Earnings of unconsolidated joint venture			(121)			(137)
(Gain) loss on extinguishment of debt			(210)			7,591
Other expense			259			1,113
Operating income	$ 9,250	$ 25,885	35,135	$ 32,800	$ 29,355	62,155
Add (deduct):						
Depreciation and amortization	13,971	17,551	31,522	17,762	17,614	35,376
Other income (expense)	(427)	168	(259)	(1,324)	211	(1,113)
Gain (loss) on extinguishment of debt	210	—	210	(7,591)	—	(7,591)
Earnings of unconsolidated joint venture	121	—	121	137	—	137
EBITDA (a)	23,125	43,604	66,729	41,784	47,180	88,964
Add (deduct):						
Transaction, acquisition related costs, restructuring, and other costs (b)	714	398	1,112	605	(1,259)	(654)
Loss on extinguishment of debt	(210)	—	(210)	7,591	—	7,591
Hurricane related costs (c)	—	5,861	5,861	—	—	—
Hurricane reimbursements (d)	—	(5,220)	(5,220)	—	—	—
Non-cash compensation expense	3,309	—	3,309	2,902	—	2,902
Spread between FIFO and ECRC	21,215	(3,364)	17,851	(8,116)	(2,062)	(10,178)
Adjusted EBITDA	$ 48,153	$ 41,279	$ 89,432	$ 44,766	$ 43,859	$ 88,625

(a) Included in EBITDA is an $11.1 million gain on insurance, fully offsetting the lost margin in the first quarter of 2019, and reimbursement for a portion of the direct costs we have incurred to date.
(b) Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges.
(c) Incremental costs related to Hurricane Michael, which are recorded in cost of goods sold.
(d) Reimbursement of incremental costs related to Hurricane Michael, which is recorded in gain on insurance proceeds.

Kraton First Quarter 2019 Earnings Call 15

Reconciliation of Diluted EPS to Adjusted Diluted EPS Three Months Ended March 31, 2019 2018 Diluted Earnings Per Share $ 0.39 $ 0.68 Transaction, acquisition related costs, restructuring, and other costs (a) 0.03 (0.02) Loss on extinguishment of debt (0.01) 0.18 Hurricane related costs (b) 0.18 — Spread between FIFO and ECRC 0.45 (0.26) Adjusted Diluted Earnings Per Share (non-GAAP) $ 0.88 $ 0.58 (a) Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges. (b) Costs and reimbursements related to Hurricane Michael, which are recorded in cost of goods sold. Kraton First Quarter 2019 Earnings Call 16

Net Debt March 31, 2019 December 31, 2018 (In millions) USD Tranche $ 362.0 $ 362.0 Euro Tranche 336.8 342.9 7.0% Senior Notes 394.8 399.1 5.25% Senior Notes 325.5 331.5 ABL Facility 24.5 5.0 Capital lease 1.1 1.2 Kraton debt 1,444.7 1,441.6 Kraton cash 32.2 79.3 Kraton net debt 1,412.5 1,362.4 KFPC(1)(2) loans 120.1 125.5 KFPC(1) cash 5.0 6.6 KFPC(1) net debt 115.1 118.9 Consolidated net debt $ 1,527.6 $ 1,481.2 Effect of foreign currency on consolidated net debt 12.5 Consolidated net debt excluding effect of foreign currency $ 1,540.1 Note: May not foot due to rounding. (1) This amount includes all of the indebtedness of our Kraton Formosa Polymers Corporation (KFPC) joint venture, located in Mailiao, Taiwan, which we own a 50% stake in and consolidate within our financial statements. (2) KFPC executed revolving credit facilities to provide funding for working capital requirements and/or general corporate purposes. These are in addition to the 5.5 billion NTD KFPC Loan Agreement. Kraton First Quarter 2019 Earnings Call 17